Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

Emtec, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, OCTOBER 4, 2005, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing shares of common stock, par value $0.01 per share (the “common stock”), of Emtec, Inc., a Delaware corporation (“Emtec”), are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

ZIONS FIRST NATIONAL BANK

By Mail:	By Hand or Overnight Courier:

Zions Bank Stock Transfer Department PO Box 30880 Salt Lake City UT 81430	Zions Bank Stock Transfer Department 10 E South Temple 12th Floor Salt Lake City, UT 84133

By Facsimile: (801) 594-8018

To Confirm Fax Transmission: (888) 416-5176

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute a valid delivery.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Emtec, Inc., a Delaware corporation (“Emtec”), on the terms and subject to the conditions set forth in the Offer to Purchase dated Wednesday, September 7, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of shares of common stock to be tendered:                                              shares.

ODD LOTS

(See Instruction 5 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning beneficially or of record as of the expiration date an aggregate of fewer than 100 shares.

The undersigned either (check one box):

☐  is the beneficial or of record an aggregate of fewer than 100 shares and is tendering all of those shares; or

☐  is a broker, dealer, commercial bank, trust company or other nominee that:

(a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record owner; and

(b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of the number of shares identified above and is tendering all of such shares.

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of shares of common stock upon Emtec purchasing a specified minimum number of the shares of common stock tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares of common stock you indicate below is purchased by Emtec pursuant to the terms of the Offer, none of the shares of common stock tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares of common stock that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares of common stock that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares of common stock designated will not be purchased, Emtec may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares of common stock and checked this box:

☐	The tendered shares of common stock represent all shares of common stock held by the undersigned.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated:                    , 2005

If shares will be tendered by book-entry transfer, check this box  ☐ and provide the following information:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares of common stock tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares of common stock tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares of common stock to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:                     , 2005

Note: Do not send certificates for shares of common stock with this Notice.

Certificates for Shares of common stock should be sent with your Letter of Transmittal.